Exhibit 3.1

[SEAL]	DEAN HELLER	Entity#
	Secretary of State	E0223032006-2
	206 North Carson Street	Document Number:
	Carson City, Nevada 89701-4299	20060184811-31
	(775) 684-5708	Date Filed:
	Website: secretaryofstate.biz	03/24/2006 1:30:27PM
In the office of
DEAN HELLER
Dean Heller
Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

1.	Name of Corporation	Acropolis Precious Metals Inc.

2.	Resident Agent	Business Filings Incorporated
Name and Street Address:	Name
(must be a Nevada address	6100 Neil Road, Suite 500	Reno	Nevada	89511
where process may be	Street Address	City	State	Zip Code
served)	None
Optional Mailing Address	City	State	Zip Code

3.	Shares:
(number of shares
corporation authorized	Number of shares	Number of shares
to issue	with par value:	75,000,000	Par value:	$0.00001	without par value:	None

4.	Name & Addresses,	1.	Walter Brenner
Of Board of	Name
Directors/Trustees:	125A-103- Denman St.,	Vancouver	BC	V6G 2M6
(attach additional page	Street Address	City	State	Zip Code
there is more than 3	2.
directors/trustees)	Name

Street Address	City	State	Zip Code
3.
Name

Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)	Locate and buy mineral claims for exploration and development.

6.	Names, Address	Business Filings Incorporated, Mark Schiff, AVP	M. SCHIFF
and Signature of	Name	Signature
Incorporator.	8025 Excelsior Drive, Suite 200	Madison	WI	53717
(attach additional page	Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance
of Appointment of	M. SCHIFF	March 24, 2006
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.